Exhibit 10.1

TERMINATION, RESCISSION AND TRANSFER AGREEMENT

This TERMINATION, RESCISSION AND TRANSFER Agreement (this “Agreement”), dated February 6, 2026, is entered into by and between AlphaTON Capital Corp, a company formed under the laws of the British Virgin Islands (formerly Portage Biotech, Inc.) (the “Company”), and Compedica Holdings Limited, a company incorporated under the laws of the Isle of Man (company registration number 134089C) (“Compedica”). Each of the Company and Compedica are referred to herein as a “Party” and, together, the “Parties.”

RECITALS

WHEREAS, the Company and Compedica are parties to that certain Subscription Agreement, dated as of June 5, 2025 (as amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”), pursuant to which the Company offered and sold to Compedica 625,000 ordinary shares of the Company, at a price per share of $8.00 (the “Company Shares”), in exchange for the issuance by Compedica to the Company of 1,165,501 shares of Compedica, at a price per share of $4.29 (the “Compedica Shares” and, together with the Company Shares, the “Exchanged Shares”) (such exchange, the “Exchange”);

WHEREAS, the Parties desire to terminate and rescind ab initio the Subscription Agreement and to unwind the Exchange, with the intent of restoring the Parties to their respective positions immediately prior to the consummation of the transactions contemplated by the Subscription Agreement, in each case subject to the terms and conditions set forth herein; and

WHEREAS, in connection therewith, the Parties desire to provide for the simultaneous transfer and redelivery of the Exchanged Shares to their respective original issuers, provide for mutual releases and indemnification and set forth the mechanics for consummation of the foregoing.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Termination and Rescission of the Subscription Agreement.

(a)            Termination. Subject to the terms and conditions of this Agreement, the Subscription Agreement is hereby terminated ab initio as of the Closing Date (as defined below). From and after the Closing Date, the Subscription Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except for any indemnification rights and obligations of the Parties that are expressly designated under Section 9 of the Subscription Agreement.

(b)            Rescission. Subject to the terms and conditions of this Agreement and consummation of the transactions contemplated hereby, the Parties hereby agree to rescind the Exchange ab initio to restore each of the Parties to their respective positions immediately prior to the consummation of the Subscription Agreement, including, without limitation, the return and transfer of the Exchanged Shares on the terms and subject to the conditions set forth herein.

(c)            No Admission. This Agreement is entered into solely for business and commercial purposes and to resolve certain matters between the Parties. This Agreement shall not be construed as an admission by either Party of any liability, fault, wrongdoing or violation of law, and each Party expressly disclaims the same.

(d)            Accounting and Tax Treatment. The Parties acknowledge and agree that (A) the termination and rescission of the Subscription Agreement and the simultaneous return and transfer of the Exchanged Shares is intended as a contractual rescission as between the Parties and may be treated differently for accounting or tax purposes, (B) neither Party makes any representation as to accounting or tax consequences, and (C) the Parties will cooperate in good faith to implement consistent reporting to the extent permitted by law and to provide reasonable information to auditors and taxing authorities upon request.

2.              Share Transfers; Consideration.

(a)            Transfer of Company Shares. At the Closing (as defined below), Compedica shall transfer, assign, deliver and convey to Company, and the Company shall accept from Compedica, all rights, title and interest in and to the Company Shares, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (collectively, “Encumbrances”), for no consideration other than the reciprocal transfer of the Compedica Shares and the mutual covenants herein.

(b)            Transfer of Compedica Shares. At the Closing, the Company shall transfer, assign, deliver and convey to Compedica, and Compedica shall accept from the Company, all rights, title and interest in and to the Compedica Shares, free and clear of all Encumbrances, for no consideration other than the reciprocal transfer of the Company Shares and the mutual covenants herein.

(c)            Adjustments for Corporate Actions. The numbers and types of securities to be returned under Sections 2.1(a) and 2.1(b) shall be appropriately adjusted to reflect any stock split, reverse split, reclassification, recapitalization, merger, consolidation or similar event affecting the Exchanged Shares during the period from and including the closing under the Subscription Agreement through and including the Closing, with such adjustments made solely to reflect such corporate action and not to provide any additional consideration or economic benefit to any recipient.

3.              Closing; Delivery.

(a)            Closing. Subject to the terms and conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m., Eastern time, on the Closing Date.

(b)            Delivery. At the Closing, each Party shall deliver the respective Exchanged Shares to the other Party, free and clear of all Encumbrances. Delivery shall be effected (i) by book-entry transfer through the Depository Trust Company or other applicable clearing systems with standard transfer agent confirmation, or (ii) by physical delivery of certificates, duly endorsed or accompanied by stock powers with medallion guarantees, to the extent applicable, together with any required corporate resolutions or board instructions. All transfers shall be pre-cleared with the respective transfer agent or registrar. Delivery shall occur at the Closing or promptly thereafter, and in no event later than two (2) business days following the Closing. Notwithstanding the foregoing, this Agreement shall constitute each Party’s irrevocable authorization to the other Party to transfer the record ownership of the respective Exchanged Shares to the other Party’s treasury on the books of the other Party.

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4.              Closing Conditions.

(a)            Mutual Conditions. The obligations of each Party to consummate the Closing are subject to satisfaction or written waiver of the following conditions precedent:

(i)             all required corporate approvals (including any shareholder approvals) and consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein shall have been obtained;

(ii)            no law, order or injunction shall be in effect that restrains, prohibits or makes illegal consummation of the transactions contemplated hereby;

(iii)          the representations and warranties of the other Party shall be true and correct on and as of the Closing Date (or, to the extent made as of a specified date, as of such date); and

(iv)          the other Party shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)            Deliverables. On or prior to the Closing Date, each Party shall deliver to the other Party duly executed stock transfer forms or stock powers required to effectuate the transfer of the respective Exchanged Shares and any required board resolutions, officer certificates, transfer agent instructions, legal opinions and tax forms in connection with the transfers of the Exchanged Shares contemplated hereby.

5.              Representations and Warranties.

(a)            Mutual Representations. Each Party represents and warrants to the other Party as of the Closing Date that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; it has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby; it has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; this Agreement has been duly executed and delivered by it and (assuming due authorization, execution and delivery by the other Party) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; the execution, delivery and performance by it of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the respective Exchanged Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which it is a party or is subject or by which the respective Exchanged Shares are bound; no governmental, administrative or other third-party consents or approvals are required by or with respect to it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; there are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of such Party, threatened against or by it that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of it. Each Party represents, warrants and acknowledges that it has conducted its own independent investigation and diligence with respect to the other Party and the acceptance of the other Party’s shares, and that it is satisfied with the results of such investigation and diligence.

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(b)            Title to Company Shares. Compedica represents and warrants that it is, and immediately prior to the Closing will be, the sole beneficial and record owner of the Company Shares, free and clear of all Encumbrances, with all requisite power and authority to transfer the Company Shares to the Company pursuant to this Agreement. Upon consummation of the transactions contemplated by this Agreement, the Company shall own the Company Shares, free and clear of all Encumbrances.

(c)            Title to Compedica Shares. The Company represents and warrants that it is, and immediately prior to the Closing will be, the sole beneficial and record owner of the Compedica Shares, free and clear of all Encumbrances, with all requisite power and authority to transfer the Compedica Shares to Compedica pursuant to this Agreement. Upon consummation of the transactions contemplated by this Agreement, Compedica shall own the Compedica Shares, free and clear of all Encumbrances.

(d)            EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE SUBSCRIPTION AGREEMENT OR IN THIS SECTION 5 OF THIS AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 5.

6.              Covenants.

(a)            Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, which actions include, without limitation, those actions reasonably necessary to obtain as promptly as practicable all consents, waivers, approvals, exemptions, licenses and authorizations required to be obtained from any third parties or governmental entities in connection with the consummation of any of the transactions contemplated hereby.

(b)            Transfer Taxes and Fees. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the Party responsible therefor when due. Each Party shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and each Party shall cooperate with respect thereto as necessary).

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(c)            Public Disclosure; Public Announcements.

(i)             The Company shall, on or before 9:00 a.m. (Eastern time) on the first (1st) business day following the Closing, issue a press release or file a report on Form 6-K disclosing the material terms of the transactions contemplated hereby (the “Public Disclosure”). From and after the issuance of the Public Disclosure, Compedica shall not be in possession of any material non-public information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents, unless otherwise agreed in writing by Compedica.

(ii)            Except for the Public Disclosure and any other filings required under applicable law or stock exchange rules, neither Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or stock exchange rules, in which case such Party shall, to the extent legally permissible and practicable, provide the other Party with prior notice of such disclosure and a reasonable opportunity to review and comment thereon.

(iii)          Compedica acknowledges and agrees that the Company may be required to file this Agreement (or a form thereof) as an exhibit to reports filed with the U.S. Securities and Exchange Commission (“SEC”), and Compedica agrees to reasonably cooperate with the Company in connection with any request for confidential treatment or redaction of sensitive provisions, consistent with applicable law and SEC guidance.

7.              Release.

(a)            In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, each Party, on behalf of themselves and their respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, managers, permitted successors and permitted assigns, as applicable (collectively, “Releasors”), hereby release, waive and forever discharge the other Parties and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have or hereafter can, shall or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to the Subscription Agreement, all documents executed and delivered in connection therewith or this Agreement (including any surviving indemnification obligations under the Subscription Agreement).

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(b)            Each Party, on behalf of themselves and each of their respective Releasors, understand that they may later discover Claims or facts that may be different than, or in addition to, those that they or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 7, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into it and grant the release contained in this Section 7. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 7, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Releasors expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

(c)            Each Party represents and warrants that it (i) knows of no Claims against the other Parties relating to or arising out of the Subscription Agreement that are not covered by the release contained in this Section 7 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

8.              Survival. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

9.              Indemnification. Each Party shall indemnify the other Party and hold the other Party harmless against and in respect of any and all losses, liabilities, damages, obligations, Claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the other Party resulting from any breach of any representation, warranty, covenant or agreement made by it herein.

10.           Miscellaneous.

(a)            Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the Company and Compedica or (b) by either the Company or Compedica if a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within thirty (30) days following receipt by the breaching party of written notice of such breach. Upon termination, all further obligations of the Parties shall terminate without liability of any Party to the other Party to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

(b)            Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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(c)            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(c)):

If to the Company:

AlphaTON Capital Corp
Clarence Thomas Building
P.O. Box 4649
Road Town, Tortola
British Virgin Islands VG1110

Email: ***
Attn: Ms. Brittany Kaiser, Chief Executive Officer

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
Email: ***
Attn: Spencer G. Feldman, Esq.

If to Compedica:	Compedica Holdings Limited Viking House, Nelson Street, Douglas, Isle of Man IM1 2AH Email: *** Attn: Denham Eke

(d)            Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(e)            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

(f)             Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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(g)            Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(h)            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i)             Governing Law; Submission to Jurisdiction. This Agreement and all matters arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Each of the Parties irrevocably and unconditionally agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, in the courts of the State of New York located in the Borough of Manhattan, City of New York, and each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection to the laying of venue of any such suit, action or proceeding in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process, summons, notice or other document by registered or certified mail (return receipt requested) to such Party’s address set forth in this Agreement shall be effective service of process for any suit, action or proceeding brought in any such court.

(j)             Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(k)            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

COMPANY: ALPHATON CAPITAL CORP (formerly Portage Biotech, Inc.)

By:	/s/ Brittany Kaiser
	Name:	Brittany Kaiser
	Title:	Chief Executive Officer

COMPEDICA: Compedica Holdings Limited

By:	/s/ Denham Eke
	Name:	Denham Eke
	Title:	Director

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